                             EXHIBIT 31.4

Certification of Principal Executive Officer of

SigmaTron International, Inc.

Pursuant to Rule 13a-14(a) under the Exchange Act,

as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, James J. Reiman, Chief Financial Officer, Secretary and Treasurer of SigmaTron International, Inc., certify that:

1.I have reviewed Amendment No. 1 to the Annual Report on Form 10-K/A of SigmaTron International, Inc. for the year ended April 30, 2024 (this “report”);

2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.[Omitted];

4.  [Omitted]; and

5.  [Omitted].

Date:  September 6, 2024

/s/ James J. Reiman
James J. Reiman
Chief Financial Officer, Secretary and Treasurer of
SigmaTron International, Inc.